SECURITIES AND EXCHANGE COMMISSION
                                               Washington, D.C.  20549
                                                   ______________



                                                      FORM 8-K/a


                                                   CURRENT REPORT
                                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                                           SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  August 5, 1994

                    ______
 Delaware         Canandaigua Wine Company, Inc. and its     16-0716709
                     subsidiaries
 New York         Batavia Wine Cellars, Inc.                 16-1222994
 Delaware         Bisceglia Brothers Wine Co.                94-2248544
 California       California Products Company                94-0360780
 New York         Canandaigua West, Inc.                     16-1462887
 New York         Guild Wineries & Distilleries, Inc.        16-1401046
 South Carolina   Tenner Brothers, Inc.                      57-0474561
 New York         Widmer's Wine Cellars, Inc.                16-1184188
 Delaware         Barton Incorporated                        36-3500366
 Delaware         Barton Brands, Ltd.                        36-3185921
 Maryland         Barton Beers, Ltd.                         36-2855879
 Connecticut      Barton Brands of California, Inc.          06-1048198
 Georgia          Barton Brands of Georgia, Inc.             58-1215938
 New York         Barton Distillers Import Corp.             13-1794441
 Delaware         Barton Financial Corporation               51-0311795
 Wisoncsin        Stevens Point Beverage Co.                 39-0638900
 New York         Monarch Wine Company, Limited Partnership  36-3547524
 Illinois         Barton Management, Inc.                    36-3539106
 New York         Vintners International Company, Inc.       16-1443663
_____________      _______________________________________    __________
(State or other    (Exact Name of registrant as specified    (I.R.S.
incorporation or     in its charter)                          Employer
organization)                                            Identification
                                                         Number)

116 Buffalo Street, Canandaigua, New York       14424
___________________________________________________________
(Address of Principal Executive Offices)        (Zip Code)

Registrant's Telephone Number, Including Area Code  (716)394-7900
                                                    _____________


Former Name, Former Adress and Former Fiscal Year, if Changed Since
Last Report
               Item 5.  Press Release

                   On September 7, 1994 the Registrant issued the
               following press release:

    Canandaigua, NY, September 7, 1994 - Canandaigua Wine Company, Inc. (NASDAQ: WINE A, WINE B) announced today a plan to restructure the operations of its California wineries. The restructuring plan focuses on consolidation and redeployment of previously existing and newly acquired wineries and other assets to eliminate redundant operations and reduce overhead. The restructuring is intended to achieve synergies afforded by a series of recent acquisitions, including the Company's most recent acquisition of the Almaden and Inglenook brands, a grape juice concentrate business and the related wineries in Madera (the "Mission Bell" winery) and Escalon, California (the "Almaden/Inglenook Acquisition" or the "Acquisition").

      $13.3 MILLION ANTICIPATED COST SAVINGS IN FISCAL 1996

    During the Company's 1995 fiscal year, the Company expects the restructuring plan, net of related expenses, to result in approximately $1.7 million of cost savings. The Company further expects to have the restructuring plan fully implemented by the end of fiscal 1995. Thereafter, the Company anticipates, based on present factors, that the restructuring plan will result in approximately $13.3 million of annual cost savings. In addition, the restructuring plan will require the Company to make capital expenditures of approximately $10.8 million (net of anticipated dispositions) during fiscal 1995 to expand storage capacity and install certain relocated equipment.

      $14.8 MILLION RESTRUCTURING CHARGE IN FOURTH QUARTER
                         OF FISCAL 1994

    As a result of the restructuring plan, the Company will take a restructuring charge which it estimates will reduce after-tax net income by approximately $14.8 million, or $.91 per share, in the fourth quarter of its fiscal year ended August 31, 1994. The foregoing per share data is based on 16,329,966 shares outstanding on a fully diluted basis as of May 31, 1994. The restructuring charge is primarily related to facility closures, severance, and revaluation of affected assets. Approximately 60% of the restructuring charge relates to revaluation of affected assets and, therefore, do not involve any cash expenditures.

    Richard Sands, President and Chief Executive Officer of Canandaigua said, "We regret the impact that the restructuring plan will have on affected employees. This announcement should in no way reflect on their value and contributions to the Company." Mr. Sands added, "We believe the process of integrating certain aspects of our California operations will optimize the synergies related to our recent acquisitions and further enhance shareholder value. In particular, our evaluation of the Almaden/Inglenook Acquisition contemplated a potential restructuring, related expenses and required capital expenditures in addition to the purchase price; when taking into account the charge and related expenses, the Acquisition provides an exceptional value in both economic and strategic terms."
Mr. Sands also said, "Almaden and Inglenook, the United States' third and sixth largest selling table wine brands, are important additions to our portfolio. Moreover, the acquired facilities have state-of-the art equipment and strong production organizations including a strong research and development department, which will facilitate new product development and the continued technological improvement of our products and production methods."

          SOME CALIFORNIA WINERY OPERATIONS CENTRALIZED

    Under the restructuring plan, a major portion of the Company's California bottling operations will be centralized at the newly acquired Mission Bell winery. All bottling operations at the Company's Central Cellars winery in Lodi, California and the branded wine bottling operations at the Monterey Cellars winery in Gonzales, California will be moved to the Mission Bell winery over the next 12 months. However, the Company's bottling operations at the Company's Dunnewood winery in Ukiah, California will be unaffected. The Monterey Cellars winery will continue to be utilized as a crushing, winemaking and contract bottling facility. The restructuring plan also provides for the closing and sale of the Company's Central Cellars and Soledad, California wineries to reduce surplus capacity; equipment presently utilized at those facilities will either be relocated or sold. The Company anticipates that full implementation of the restructuring plan will result in the elimination of approximately 260 jobs, after taking into account approximately 60 new jobs which will be created under the plan. Affected employees will receive severance and other benefits to ease the transition to new employment.

                        PRO FORMA RESULTS

    The Company also disclosed today that pro forma net sales of the business acquired in the Almaden/Inglenook Acquisition were $233.4 million for the year ended September 30, 1993 and $184.8 million for the nine-month period ending June 30, 1994. Pro forma earnings before interest, taxes, depreciation and amortization for the acquired business for the same periods were $22.9 million and $16.9 million, respectively. Pro forma depreciation and amortization for these periods were $3.4 million and $2.7 million, respectively. Pro forma net sales of the Company combined with historical sales of the newly acquired brands and grape juice concentrate business would be $897.6 million for the year ended August 31, 1993 and $650.8 million for the nine months ended May 31, 1994. The Company's combined pro forma net income from continuing operations would be $33.7 million, or $2.21 per share, for the year ended August 31, 1993 and $22.1 million, or $1.35 per share, for the nine months ended May 31, 1994. The foregoing per share data is based on 15,293,002 shares outstanding on a fully diluted basis as of August 31, 1993, and 16,352,878 shares outstanding on a fully diluted basis as of May 31, 1994. With respect to the Company's combined pro forma results, such pro forma results have been prepared for comparative purposes only and do not give effect to any restructuring charge and do not purport to the indicative of what would have occurred had the recent acquisitions been made at the beginning of fiscal 1993 or of results which may occur in the future.

    Canandaigua Wine Company, headquartered in Canandaigua, New York, is the second largest wine producer, fourth largest marketer of imported beers and eighth largest producer and marketer of distilled spirits in the United States. The Company's principal brands include Corona beer, Almaden wines, Inglenook wines, Richards Wild Irish Rose wines, Paul Masson wines, Taylor California Cellars wines, Cook's champagne,
St. Pauli Girl beer, Cribari wines, Manischewitz wines, J. Roget champagne, Barton gin and vodka, Tsingtao beer, Ten High bourbon and Montezuma tequila.

               Item 7.  Financial Statements, Pro Forma Financial
               Information and Exhibits

                   (a)     Financial Statements of Product Lines
               Acquired by Canandaigua Wine Company, Inc.

                       The Heublein Inc. and Affiliates statements of
               assets and liabilities related to the product lines acquired by Canandaigua Wine Company, Inc. as of August 5, 1994 and the related Statements of Identified Income and Expenses of the Product Lines Acquired and Statements of Cash Flows for each of the three years in the period ended September 30, 1993 and the report of KPMG Peat Marwick LLP, independent auditors, thereon, together with the notes thereto, are located at pages 3 through 12 of this Report.

                       The unaudited Intermim Financial Statements of
               Product Lines Acquired by Canandaigua Wine Company, Inc. of Heublein Inc. and Affiliates for the nine month periods ended June 30, 1994 and 1993, together with the notes thereto, are located at pages 13 through 16 of this Report.

                   (b) Pro Forma Financial Information.

                       The unaudited condensed consolidated balance
               sheets and the unaudited pro forma condensed consolidated statements of income for the year ended August 31, 1993 and for the nine months ended May 31, 1994, and the notes thereto are located at pages 17 through ___ of this Report.

                   (c) Exhibits.

                       See Index to Exhibits.
                             Heublein Inc. and Affiliates

                    Financial Statements of Product Lines Acquired
                          by Canandaigua Wine Company, Inc.

                       As of August 5, 1994 and for each of the
                         years in the three-year period ended
                                  September 30, 1993

                     (With Independent Auditors' Report Thereon)

                             Heublein Inc. and Affiliates

                                  Table of Contents


                                                                  Page

               Independent Auditors' Report                         5

               Statement  of  Assets and  Liabilities  Related  to the
               Product Lines
                 Acquired by Canandaigua Wine Company, Inc.         6
               Statements  of Identified  Income and  Expenses of  the
               Product Lines
                 Acquired by Canandaigua Wine Company, Inc.         7
               Statements  of Cash Flows of the Product Lines Acquired
               by
                 Canandaigua Wine Company, Inc.                     8
               Notes to  Financial  Statements of  the  Product  Lines
               Acquired by
                 Canandaigua Wine Company, Inc.                   9-12
                       Independent Auditors' Report


               The Board of Directors
               Heublein Inc.:

               We have audited the accompanying statements of assets and liabilities related to the product lines acquired by Canandaigua Wine Company, Inc. as of August 5, 1994 and the related statements of identified income and expenses and cash flows for each of the years in the three-year period ended September 30, 1993. These statements are the responsibility of Heublein Inc.'s management. Our responsibility is to express an opinion on these statements based on our audits.

               We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

               The product lines acquired by Canandaigua Wine Company, Inc. have been operated as an integral part of Heublein Inc. and have no separate legal existence. The basis of preparation of these statements is described in note 1 and transactions with Heublein Inc. and other affiliates are described in note 7 to the financial statements.

               In our opinion, the aforementioned financial statements present fairly the assets and liabilities of the product lines of Heublein Inc. and Affiliates at August 5, 1994 that were acquired by Canandaigua Wine Company, Inc. and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1993 on the basis described in the preceding paragraph and in conformity with generally accepted accounting principles.

               As discussed in note 2, effective October 1, 1992 the Company changed its method of applying overhead to inventory.


                                           KPMG Peat Marwick LLP
               August 31, 1994

                             Heublein Inc. and Affiliates

           Statement of Assets and Liabilities Related to the Product Lines
                      Acquired by Canandaigua Wine Company, Inc.

                                    August 5, 1994

                            (In thousands of U.S. dollars)


                                        Assets

          Current assets:
            Inventories (note 3)                                  $ 106,938
            Prepaid advertising, merchandising and promotion            901
                  Current assets of the product lines acquired      107,839

            Property, plant and equipment, net (note 4)              46,814
            Other assets                                              3,353
            Trademarks,  net of accumulated amortization of
             4,586 (note 2c)                                         19,639

                                                                  $ 177,645


                                     Liabilities

          Current maturing of capital lease obligation (note 9)   $     599
          Accrued advertising, merchandising and promotion               57
          Other accrued liabilities (note 5)                          2,408
                  Current liabilities of the product lines acquired   3,064

          Capital lease obligation (note 9)                           1,287
          Heublein investment in the product lines acquired         173,294

                                                                  $ 177,645



                   See accompanying notes to financial statements.

                       Heublein Inc. and Affiliates

          Statements of Identified Income and Expenses of the Product Lines Acquired by
                            Canandaigua Wine Company, Inc.

                    Years ended September 30, 1993, 1992 and 1991

                            (In thousands of U.S. dollars)


                                                      1993    1992    1991

          Net sales                               $ 232,755 217,325 222,425
          Cost of goods sold                        178,229 149,389 150,925
                  Gross profit                       54,526  67,936  71,500

          Operating costs and expenses:
            Advertising, merchandising and
		 promotions expense                  26,404  29,361  25,332
            Allocated selling expense                 3,740   3,433   4,076
            Allocated general and administrative
             expense                                  8,152   7,792   7,060
            Research and development                  1,644   1,645   1,465
                  Earnings from operations           14,586  25,705  33,567

          Other expense:
            Allocated interest                        4,742   5,725   6,643
            Amortization of trademarks                  623     623     623
            Allocated amortization of goodwill          150     150     150
              Earnings before taxes and cumulative
             effect of change in accounting principle 9,071  19,207  26,151

          Allocated taxes                             3,951   8,059  10,861
                  Earnings before cumulative effect of
                    change in accounting principle    5,120  11,148  15,290

          Cumulative effect of change in accounting
            principle, net of tax (note 2)            1,919     -       -

                  Net earnings                     $  7,039  11,148  15,290

                   See accompanying notes to financial statements.

                             Heublein Inc. and Affiliates

              Statements of Cash Flows of the Product Lines Acquired by
                            Canandaigua Wine Company, Inc.
            Representing Increase (Decrease) in Cash and Cash Equivalents

                    Years ended September 30, 1993, 1992 and 1991

                            (In thousands of U.S. dollars)


                                                              1993     1992    1991

          Cash flows from operating activities:
            Net earnings                                   $ 7,039   11,148  15,290
            Adjustments to reconcile net earnings to net
             cash (used in) provided by operating activities:
                Depreciation and amortization                6,269    7,238   6,224
                (Increase) decrease in inventories          (8,495) (47,478) 16,410
                (Increase) decrease in prepaid adver-
                   tising merchandising and promotion         (784)      64    (259)
                (Increase) decrease in other assets         (3,505)    (646)    783
                Increase (decrease) in accrued advertising,
                   merchandising and promotion                (532)     345  (1,273)
                Increase (decrease) in other accrued
                   liabilities                                 297     (115)     54
                    Net cash (used in) provided by operating
                      activities                               289  (29,444) 37,229

          Cash flows from investing activities:
            Purchases of property and equipment            (16,010) (2,676) (1,747)
                    Net cash used in investing activities
                                                           (16,010) (2,676) (1,747)

          Cash flows from financing activities:
            Repayments of capital lease obligations   (520)   (481)   (445)
            Net transactions with Heublein Inc.     16,241  32,601 (35,037)
                    Net cash provided by (used in) financing
                     activities                     15,721  32,120 (35,482)

                    Change in cash and cash equivalents
                                                  $     -       -       -


                   See accompanying notes to financial statements.

                             Heublein Inc. and Affiliates

                  Notes to Financial Statements of the Product Lines
               Acquired by
                            Canandaigua Wine Company, Inc.

                          As of August 5, 1994 and the years
                       ended September 30, 1993, 1992 and 1991

                            (In thousands of U.S. dollars)


               (1) Basis of Presentation

                   The accompanying financial statements present the assets sold and the identified income and expenses of the product lines of Heublein Inc. ("Heublein" or the Company) and affiliates, acquired by Canandaigua Wine Company, Inc. effective August 5, 1994 (the "Acquired Product Lines") pursuant to an Asset Purchase Agreement (the "Agreement"). In accordance with the agreement the cash purchase price is approximately $130 million.

                   The assets of the Acquired Product Lines as presented in the accompanying statements of net assets acquired include as of August 5, 1994 (the closing date of the Agreement) the Heublein historical book balances of raw materials and bulk inventory, supplies, work in process and finished goods inventory of the Inglenook and Almaden Wine Brands and Heublein's Grape Concentrate Business, and certain other minor brands, certain fixed assets, trademarks and other assets and liabilities associated with the aforementioned product lines. These product lines have never been operated as a separate business entity but rather have been an integral part of the spirits and wines business of Heublein Inc.

                   The statements of identified income and expenses of the Acquired Product Lines have been prepared for each of the years in the three-year period ended September 30, 1993 (Heublein's fiscal year ended). These statements include the net sales, cost of goods sold, advertising, merchandising and promotion expense, and research and development expense, that substantially relate directly to the Acquired Product Lines. All other income and expense items are allocated based on estimations and assumptions as if the Acquired Product Lines had been operated on a stand-alone basis during the periods presented. The basis for presenting the allocated income and expense items is as follows:

                             HEUBLEIN INC. AND AFFILIATES

                 Notes to Financial Statements of the Products Lines
               Acquired by
                            Canandaigua Wine Company, Inc.



                   (a) selling expenses are allocated by deducting amounts related to product lines retained by Heublein from total wines division selling expenses; (b) general and administrative expenses are allocated based upon (i) for direct wines division expenses, the proportion of net sales volume of the Acquired Product Lines to total wines net sales volume and (ii) for central division expenses, the proportion of gross sales revenues of the Acquired Product Lines to total gross sales revenues; (c) interest expense is allocated by first determining the percentage relationship between the net assets of the Acquired Product Lines versus the total net assets, which percentage is then applied to the actual interest incurred to determine the allocation for the product lines sold, (d) amortization of goodwill is allocated based upon the goodwill recorded related to the Acquired Product Lines amortized over a 40-year period, (e) income taxes are allocated assuming the activities of the Acquired Product Lines were a separate tax paying entity.

                   Management believes the above allocations to be reasonable under the circumstances; however, there can be no assurances that such allocations will be indicative of future results of operations or what the financial position and results of operations of the Acquired Product Lines would have been had it been a separate, stand-alone entity during the periods covered.

               (2) Summary of Significant Accounting Policies

                   (a) Inventories

                       Inventories are stated at the lower of cost or market. Cost is determined by specific lots for the majority of bulk wines and aging brandy and the first-in, first-out (FIFO) method for all other inventory. Marketability has been determined based upon product testing performed in accordance with the Agreement.

                             HEUBLEIN INC. AND AFFILIATES

                 Notes to Financial Statements of the Products Lines
               Acquired by
                            Canandaigua Wine Company, Inc.



                       Bulk wines and brandy in storage for aging over a number of years are included in current assets in accordance with industry practice.

                       Effective October 1, 1992, the Company changed its method of applying certain overheads to inventory. A portion of the overheads which previously were applied to the inventory bottling process are now applied to the bulk wine crushing and fermenting process. The Company believes the change was necessary to more accurately apply overheads to the process to which the costs relate. The Company believes the change in application of this accounting principle is preferable because it improves the matching of overhead costs with the related revenue and it improves the comparability of operating results and financial position with those of other companies. The cumulative effect of this change on October 1, 1992 was $1,919 (net of $1,481 of income taxes). The effect of this change on 1993 results was not significant.

                   (b) Property, Plant and Equipment

                       Property, plant and equipment, including significant improvements thereto, are recorded at cost. Expenditures for repairs and maintenance are charged to expense as incurred. Depreciation and amortization are computed generally by the straight-line method over the estimated useful lives of the respective assets within the following ranges:

                         Buildings and building improvements  1 to 40 years
                          Machinery, fixtures, fittings
			                           and tools              			      4 to 15 years
                         Leasehold improvements and capital   Remaining lease
                           leases                             life or life of
							                                                        improvements

                             HEUBLEIN INC. AND AFFILIATES

                 Notes to Financial Statements of the Products Lines
               Acquired by Canandaigua Wine Company, Inc.



                   (c) Trademarks

                       Trademarks represent the cost, net of amortization, of acquired brand names included in the product lines acquired. Included in trademarks is the Almaden trademark, which was owned by an affiliate of Heublein Inc. until August 2, 1994 when it was acquired by the Company. The trademarks are being amortized on a straight-line basis over periods ranging from 10 to 40 years.

                   (d) Net Sales and Revenues and Cost of Goods Sold

                       Net sales and revenues and cost of goods sold are presented net of federal and state excise taxes of $42,988 in 1993, $40,854 in 1992 and
                       $35,559 in 1991.

                   (e) Taxes

                       The results of the Company's United States operations are included in the consolidated federal income tax return of its ultimate United States parent company, Grand Metropolitan Incorporated. The provision for income taxes has been provided assuming the activities of the acquired product lines were a separate tax paying entity with taxes settled on a current basis.

                       United States and Canadian excise taxes constitute a lien on in-bond inventories.
                       Since these taxes are not payable until inventories are withdrawn from bond, excise taxes have not been accrued with respect to such inventories, in accordance with industry practice.

               (3) Inventories

                   The components of inventories at August 5, 1994 are
               as follows:

                           Raw materials and
                             bulk inventories              $ 89,687
                           Supplies                           2,131
                           Finished goods                    15,120

                                   Total                   $106,938

                   Inventories  whose cost  is determined  by specific
               lots amount to $63,064.

               (4) Property, Plant and Equipment

                   Property, plant and equipment at August 5, 1994 are
               summarized as follows:

                           Land and vineyards              $  1,548
                           Buildings and building
                             improvements                    25,428
                           Plant and machinery               82,500
                           Fixtures, fittings and tools       2,430
                           Capital leases                     5,000
                           Construction in progress           6,141
                                                            123,047

                           Less accumulated depreciation
                            and amortization                (76,233)
                                                           $ 46,814

               (5) Other Accrued Liabilities

                   Other accrued liabilities at August 5, 1994
               consists of:

                           Accounts payable                 $ 1,040
                           Accrued keg deposits                 485
                           Accrued vacation                     408
                           Other                                475
                                                            $ 2,408

               (6) Interest Expense

                   Interest expense has been calculated by applying Heublein's actual interest expense incurred on actual net borrowings, to the percentage of the average net assets of the Acquired Product Lines to Heublein's average total net assets. Those percentages are 9.1% for 1993, 7.8% for 1992 and 6.5% for 1991.


               (7) Taxes

                   The provision for taxes differs from the amount computed by applying the statutory U.S. federal income tax rate of 34.75% for 1993 and 34% for 1992 and 1991 to income before income taxes as follows:

                                                     1993   1992    1991

               Tax at statutory rate              $ 3,152  6,530   8,891
               State income taxes, net of federal
                 tax benefit                          531  1,266   1,706
               Other                                  268    263     264

                                                  $ 3,951  8,059  10,861

         The results of operations of the Acquired Product Lines will be included in the consolidated federal and state income tax returns of Grand Metropolitan Incorporated through the date of sale.

     (8) Related Party Transactions

         Transactions with Heublein and other affiliated companies for the years ended December 31, 1993, 1992 and 1991 relate to the following:

                                                     1993   1992  1991

               Sales to related parties           $  674   1,144  636

     (9) Commitments

         The following schedule sets forth future minimum rental obligations from August 5, 1994 under the long term capital lease:

                                                         Capital lease
                                                          obligations

             Fiscal year ending September 30:
               1994                                      $    120
               1995                                           720
               1996                                           720
               1997                                            540
                   Total minimum payments                    2,100

             Less interest                                    (214)

                   Present value of minimum payments      $  1,886

         The carrying value of the long-term capital lease approximates fair value since the interest rate charged approximates the Company's current borrowing rates for similar instruments.

                             Heublein Inc. and Affiliates


           Unaudited Interim Financial Statements of Product Lines Acquired
                          by Canandaigua Wine Company, Inc.

                           For the nine month periods ended
                                June 30, 1994 and 1993

                             Heublein Inc. and Affiliates

          Statements of Identified Income and Expenses of the Product Lines
                      Acquired by Canandaigua Wine Company, Inc.

                       Nine months ended June 30, 1994 and 1993

                            (In thousands of U.S. dollars)

                                      Unaudited

                                                         1994    1993

     Net sales                                       $ 180,514 173,689
     Cost of goods sold                                140,140 131,124
             Gross profit                               40,374  42,565

     Operating costs and expenses:
      Advertising, merchandising and promotions expense 18,480  19,278
       Allocated selling expense                         3,213   2,805
       Allocated general and administrative expense      6,574   6,117
       Research and development                          1,206   1,236
             Earnings from operations                   10,901  13,129

     Other expense:
       Allocated interest                                4,131   3,620
       Amortization of trademarks                          467     467
       Amortization of goodwill                            113     113
             Earnings before taxes and cumulative effect
               of change in accounting principle         6,190   8,929

     Allocated taxes                                     2,777   3,813
             Earnings before cumulative effect of change
               in accounting principles                  3,413   5,116

     Cumulative effect of change in accounting principle   -     1,919

             Net earnings                             $  3,413   7,035

                             Heublein Inc. and Affiliates

              Statements of Cash Flows of the Product Lines Acquired by
                            Canandaigua Wine Company, Inc.
            Representing Increase (Decrease) in Cash and Cash Equivalents

                       Nine months ended June 30, 1994 and 1993

                            (In thousands of U.S. dollars)

                                      Unaudited

                                                         1994    1993

     Cash flows from operating activities:
       Net earnings                                   $ 3,413   7,035
       Adjustments to reconcile net earnings to cash
        provided by operating activities:
          Depreciation and amortization                 4,313   4,317
          Decrease in inventories                      16,085  25,065
          Decrease in prepaid advertising,
           merchandising and promotion                  1,216     465
          (Increase) decrease in other assets             936  (2,986)
          Decrease in accrued advertising, merchandis-
           ing and promotion                           (1,710) (2,200)
          Increase (decrease) in other accrued
            liabilities                                   462    (780)
               Net cash provided by operating
                activities                             24,715  30,916

     Cash flows from investing activities:
       Purchases of property and equipment             (2,591) (6,500)
               Net cash used in investing activities   (2,591) (6,500)

     Cash flows from financing activities:
       Repayments of capital lease obligations           (418)   (386)
       Net transactions with Heublein Inc.            (21,706)(24,030)
               Net cash used in financing activities  (22,124)(24,416)

               Change in cash and cash equivalents   $     -       -

                             Heublein Inc. and Affiliates

                Notes to Unaudited Financial Statements of the Product Lines
                                      Acquired by
                            Canandaigua Wine Company, Inc.

                  For the nine months ended June 30, 1994, and 1993


               (1) Management Representations:

                   The  accompanying  financial statements  have  been
               prepared by Heublein, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission applicable to interim reporting and reflect, in the opinion of Heublein, all adjustments necessary to present fairly the financial information for the Product Lines acquired by Canandaigua Wine Company, Inc. All such adjustments are of a normal recurring nature. Certain information and footnote disclosures normally included in financial statements, prepared in accordance with generally accepted accounting principles, have been omitted as permitted by such rules and regulations. These financial statements should be read in conjunction with the financial statements and related notes, included in Heublein Inc. and Affiliates Financial Statements of the Product Lines Acquired by Canandaigua Wine Company, Inc. as of August 5, 1994 and the years ended September 30, 1993, 1992, and 1991, included herein.

               (2) Basis of Presentation:

                   The statements of identified income and expenses of
               the product lines acquired by Canandaigua Wine Company, Inc. have been prepared for the nine-month periods ended June 30, 1994 and 1993. These statements include the net sales, cost of goods sold, advertising, merchandising and promotion expense, and research and development expense, that substantially relate directly to the Product Lines Acquired by Canandaigua Wine Company, Inc. pursuant to an Asset Purchase Agreement dated August 3, 1994. All other income and expense items are allocated based on estimations and assumptions as if the Product Lines Acquired had been operated on a stand-alone basis during the periods presented. The basis for presenting the allocated income and expense items is as follows: (a) selling expenses are allocated by deducting amounts related to product lines retained by Heublein from total wines division selling expenses; (b) general and administrative expenses are allocated based upon (i) for direct wines division expenses, the proportion of net sales volume of the Product Lines Acquired to total wines net sales volume and (ii) for central division expenses, the proportion of gross sales revenues of the Product Lines Acquired to total gross sales revenues;
               (c) interest expense is allocated by first determining the percentage relationship between the net assets of the Product Lines Acquired versus the total net assets, which percentage is then applied to the actual interest incurred to determine the allocation for the product lines sold, (d) amortization of goodwill is allocated based upon the goodwill recorded related to the Product Lines Acquired amortized over a 40-year period, (e) income taxes are allocated assuming the activities of the Product Lines Acquired were a separate tax paying entity.

                   Heublein  believes  the  above  allocations  to  be
               reasonable under the circumstances; however, there can be no assurances that such allocations will be indicative of future results of operations or what the financial position and results of operations of the Product Lines Acquired would have been had it been a separate, stand-alone entity during the periods covered.

                        PRO FORMA CONSOLIDATED FINANCIAL DATA

                                     (Unaudited)

                    The  following  pro forma  consolidated  financial
               data of Canandaigua Wine Company, Inc. (the "Company") consists of a Pro Forma Condensed Consolidated Balance Sheet (unaudited) (the "Pro Forma Balance Sheet"), a Fiscal Year Pro Forma Condensed Consolidated Statement of Income (unaudited) (the "Fiscal Year Pro Forma Income Statement") and a Nine Months Interim Pro Forma Condensed Consolidated Statement of Income (unaudited) (the "Nine Month Pro Forma Income Statement" and, together with the Pro Forma Balance Sheet and the Fiscal Year Pro Forma Income Statement, the "Pro Forma Statements").

                    The   Pro  Forma   Balance   Sheet  reflects   the
               combination of the balance sheet of the Company as of May 31, 1994 and the statement of assets and liabilities related to the product lines acquired by the Company from Heublein Inc. and Affiliates as of August 5, 1994 (the assets and assumed liabilities related to the acquired brands (the "Almaden/Inglenook Product Lines")) as adjusted for the acquisition of the Almaden/Inglenook Product Lines (the "Almaden/Inglenook Acquisition"). The Pro Forma Balance Sheet is presented as if the Almaden/Inglenook Acquisition had been consummated on May 31, 1994.

                    The  Fiscal   Year  Pro  Forma   Income  Statement
               reflects the combination of the income statements of the Company for the year ended August 31, 1993, Barton Incorporated ("Barton") for the ten-month period ended June 28, 1993, Vintners International Company, Inc. ("Vintners") for the year ended July 31, 1993 and the statement of identified income and expenses of the product lines acquired by the Company from Heublein Inc. and Affiliates for the year ended September 31, 1993, as adjusted for (i) the acquisition of Barton (the "Barton Acquisition"), (ii) the acquisition of substantially all of the assets of Vintners (the "Vintners Acquisition"), the offering and sale of $130 million of the Company's 8 3/4% Senior Subordinated Notes (the "Notes Offering"), and the application of the net proceeds therefrom and the conversion of the Company's 7% Convertible Subordinated Debentures due 2011 into the Company's Class A Common Stock (the "Conversion") and (iii) the Almaden/Inglenook Acquisition. The Fiscal Year Pro Forma Income Statement is presented as if such transactions were consummated on September 1, 1992.

                  The Nine  Month Pro Form Income statement reflects
               the combination of the income statements for the Company for the nine months ended May 31, 1994, Vintners for the six weeks ended October 15, 1993 and the statement of identified income and expenses of the product lines acquired by the Company from Heublein Inc. and Affiliates for the nine months ended June 30, 1994, as adjusted for (i) the Vintners Acquisition, the Notes Offering and the application of the net proceeds therefrom, and the Conversion and (iii) the
               Almaden/Inglenook Acquisition. The Nine Month Pro Forma Income Statement is presented as if such transactions were consummated on September 1, 1993.

                    The  Pro   Forma  Statements  should  be  read  in
               conjunction with the separate historical financial statements of the Company, Barton, Vintners and the Almaden/Inglenook Product Lines, the related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" not appearing herein. The Pro Forma Statements are based upon currently available information and upon certain assumptions that the Company believes are reasonable under the circumstances. The Pro Forma Statements do not purport to represent what the Company's financial position or results of operations would actually have been if the aforementioned transactions in fact had occurred on such date or at the beginning of the period indicated or to project the Company's financial position or results of operations at any future date or for any future period.

                      CANANDAIGUA WINE COMPANY, INC. AND ALMADEN/INGLENOOK PRODUCT LINES

                          Pro Forma Condensed Consolidated Balance Sheet (Unaudited)

                                               Historical                    Pro Forma Adjustments

                                          Company   Almaden/Inglenook
                                           as of    Product Lines as of    For the Almaden/
                                          May 31,        August 5,             Inglenook      Pro Forma
                                           1994             1994              Acquisition    Consolidated
                                                (In Thousands)
     Assets:
     Cash and cash equivalents             $1,540                                                $1,540
     Accounts receivable, net              98,248                                                98,248
     Inventories                          215,516          106,938                (32,533) (a)  289,921

     Prepaid expenses and other
     current assets                        19,461              901                               20,362

     Property, plant and equipment,
     net                                  167,698           46,814                 20,686(a)    235,198

     Other assets                          77,306           22,992                  6,256(a)    110,154
                                                                                    3,600(b)

                                        _________       __________             __________      ________
       Total assets                      $579,769         $177,645                ($1,991)     $755,423
                                        _________       __________             __________     _________
     Liabilities and Stockholders'
         Equity:

     Current maturities of long-term
     and short-term debt                   $8,794             $599                $13,000(c)    $22,393

     Notes payable                         38,000                                                38,000

     Account payable and accrued
     liabilities                           96,656            2,465                  3,204(b)    102,325

     Other current liabilities             11,399                                                11,399

     Long-term debt (excluding
       current portion)                   178,432            1,287                111,938(c)    291,657

     Other long-term liabilities            7,852                                  40,319(a)     48,171

     Deferred income taxes                 31,480                                                31,480
                                         ________         ________              _________      ________
       Total liabilities                  372,613            4,351                168,461       545,425
                                         ________         ________              _________      ________
     Common stock                             178                                                   178

     Additional paid-in capital           110,067                                   2,842(e)    112,909


     Retained earnings                    104,575                                               104,575
     Heublein investment in product
       Lines acquired                                      173,294               (173,294)(d)
                                           (7,664)                                               (7,664)
                                       __________        _________             __________    __________
       Total stockholders' equity         207,156          173,294               (170,452)      209,998
                                        _________         ________             __________     _________
       Total liabilities and
          stockholders' equity           $579,769         $177,645                ($1,991)     $755,423
                                         ________         ________             ___________     ________

                            CANANDAIGUA WINE COMPANY, INC.
                         AND ALMADEN/INGLENOOK PRODUCT LINES

               Notes to Pro Forma Condensed Consolidated Balance Sheet
                                      (Unaudited)

                    (dollars in thousands, except per share data)

          (a) For purchase accounting, the Almaden/Inglenook Product Lines assets have been recorded at estimated fair market value subject to adjustment based on the results of an independent appraisal. The purchase price and estimated fair market value are based, in part, on the value of net assets, as defined in the asset purchase agreement, on August 5, 1994. The estimated amounts recorded for assets and liabilities acquired from Heublein Inc. and Affiliates, are not expected to differ materially from the final assigned values. The estimated purchase cost is $175,654 consisting of (i) $25,000 for the assignment of the Almaden specified brands,
               (ii) $500 for a covenant not to compete, (iii) estimated net assets at August 5, 1994 of $143,332, (iv) less a discount of $47,575, (v) direct acquisition and financing costs of $5,663, (vi) loss reserve on future noncancelable grape purchase contracts of $40,319, (vii) severance liability to employees not retained of $1,222, (viii) liabilities assumed of $4,351 and (ix) $2,842 reflecting the estimated value, subject to the results of an independent valuation, assigned to 600,000 options to purchase the Company's Class A Common Stock granted in connection with the Almaden/Inglenook Acquisition. The acquired inventory is stated at its acquisition cost as it is not practicable to restate this inventory on the last-in, first-out (LIFO) basis used by the Company.

          Purchase Cost:
               Assignment of the Almaden specified brands . . .  $25,000
               Covenant not to compete  . . . . . . . . . . . . . .  500
               Estimated book value of assets . . . . . . . . .  143,332
               Less discount  . . . . . . . . . . . . . . . . .  (47,575)
                                                                 _______
                  Cash purchase price . . . . . . . . . . . . .  121,257
               Issuance of 600,000 options to purchase the
                Company's Class A Common Stock  . . . . . . . . .  2,842
               Direct acquisition and financing costs . . . . . .  5,663
               Loss reserve on future noncancelable grape
                 purchase contracts . . . . . . . . . . . . . . . 40,319
               Liabilities assumed  . . . . . . . . . . . . . . .  4,351
               Severance liability to employees not retained  . .  1,222
                                                                  ______
                  Total purchase cost . . . . . . . . . . . . .  175,654
               Fair market value of Almaden/Inglenook
                 Product Line assets  . . . . . . . . . . . . .  158,929
                                                                 _______
               Excess of purchase cost over fair market value
                of asset acquired . . . . . . . . . . . . . . .  $16,725
                                                                 _______

          (b) Reflects the liability for $3,204 of direct acquisition costs including: (i) an accrual for severance and other costs of $1,222, and (ii) $1,982 of transaction costs. See notes (a) above and (c) below.

          (c) Reflects the sources and application of funds in connection with the Almaden/Inglenook Acquisition, as follows:

              Sources of funds:
               Borrowings under the Credit Facility
                  Revolving Loans . . . . . . . . . . . . . . .  $13,000
                  Term Loans  . . . . . . . . . . . . . . . . .  111,938
               Accounts Payable and accrued liabilities . . . . .  1,982
               Stockholders' equity:
                 Options issued to purchase 600,000 shares of the
                  Company's Class A Common Stock  . . . . . . . .  2,842
                                                                 _______
                     Total sources of funds . . . . . . . . . . $129,762
                                                                ________
             Application of funds:
               Cash purchase price  . . . . . . . . . . . . . . $121,257
               Payment of direct financing and transaction cost . 5,663 Options to purchase 600,000 shares of the
                 Company's Class A Common Stock . . . . . . . . .  2,842
                                                                ________
                      Total uses of funds . . . . . . . . . . . $129,762
                                                                ________
          (d) Reflects the elimination of Heublein's investment in the Almaden/Inglenook Product Lines.

          (e) Reflects the issuance of an option to purchase 600,000 shares of the Company's Class A Common Stock, exercisable at $30 per share for 200,000 shares and $35 per share for 400,000 shares. The option has been recorded based upon an average estimated amount of $4.74 per share, which is subject to final adjustment based upon the results of an independent valuation.

                    CANANDAIGUA WINE COMPANY, INC., BARTON INCORPORATED, VINTNERS INTERNATIONAL COMPANY, INC.
                                             AND ALMADEN/INGLENOOK PRODUCT LINES

                         Fiscal Year Pro Forma Condensed Consolidated Statement of Income and Other Data
                                                           (UNAUDITED)
                                     Historical                           Pro Forma Adjustments
                       ______________________________________      ___________________________________
                                                     Almaden/               For the
                                                     Inglenook             Vintners
                         Company  Barton   VintnersProduct Lines         Acquisition,  For the
                       Year EndedTen MonthsYear EndedYear Ended   For the Conversion  Almaden/
                        Aug. 31,   Ended   July 31,  Sept. 30,    Barton  & the Notes Inglenook Pro Forma
                          1993 Jun 28, 1993  1993      1993     AcquisitionOffering  AcquisitionConsolidated
                                          (dollars in thousands, except per share data)
Income Statement Data:

Net sales            $306,308  $200,188 (a)$156,397 $232,755               $1,309(h)    $653 (r)  $897,610
Cost of product sold  214,931   145,167 (a) 123,405  178,229       (776)(b)(5,902)(i) (1,995)(r)  $649,612
                                                                            1,000(j)  (3,086)(s)
                                                                                        (463)(w)
                                                                                        (433)(x)
                                                                                        (465)(y)
                   ____________________    ________ ___________________   __________________    __________
Gross profit           91,377    55,021      32,992   54,526        776     6,211      7,095       247,998

Selling, general and
administrative expenses59,983    36,783      30,779   39,940       (287)(b) 1,404(h)   3,421 (r)  $168,219
                                                                   (509)(c)  (258)(i)   (162)(s)
                                                                     79(d)   (139)(k)    (55)(u)
                                                                  1,300(e)     61(l)     600 (v)
                                                                               90(m)  (1,683)(w)
                                                                           (3,735)(n)
                                                                               68(o)
                                                                              539(p)
                    ___________________   _____________________________   __________________    __________
Operating income       31,394    18,238       2,213   14,586        193     8,181      4,974        79,779
interest expense, net (6,126)      (236)    (22,571) (4,742)     (2,385)(f)    95(h)  (2,328)(t)  ($23,9310
                                                                            7,941(k)
                                                                            4,189(o)
                                                                            2,232(p)
Other                                                  (773)                            773  (r)
Nonrecurring transaction
   costs                                     (1,789)                                              ($1,789)
                   ____________________  ________________________________________ __________    __________

Income (loss) before
  income taxes and
  cummulative effect of
  change in accounting 25,268    18,002     (22,147)   9,071     (2,192)   22,638      3,419        54,059


Provision for (benefit
  from) federal and state
  income taxes          9,664     6,069           0    3,951       (833)(g)   186(q)   1,299 (z)   $20,336
                     ________  _________  _________  _______    _______ _________  _________   ___________
Income from continuing
  operations           15,604    11,933     (22,147)   5,120     (1,359)   22,452      2,120        33,723

Cumulative effect of
  change in accounting
  principle, net of tax                                1,919                                         1,919
                     _________ ________   _________ ___________ _______  _________ _________    __________
Net income            $15,604   $11,933    ($22,147)  $7,039    ($1,359)  $22,452     $2,120       $35,642
                     --------- --------   ---------- ---------- -------- --------- ---------    ----------

Per Share Data:
Income from continuing
  operations:
  Primary                  $1.30                                                                        $2.22
  Fully diluted            $1.20                                                                        $2.21

Cumulative effect of
  change in accounting
  principle:
  Primary                                                                                               $0.12
  Full Diluted                                                                                          $0.12

Net income:
  Primary                  $1.30                                                                        $2.34
  Fully diluted            $1.20                                                                        $2.33

Weighted average shares
  outstanding
  Primary          11,963,652                                                               15,203,114(aa)
  Fully diluted    15,203,114                                                               15,293,002(aa)



                           CANANDAIGUA WINE COMPANY, INC.,
                                BARTON INCORPORATED,

                        VINTNERS INTERNATIONAL COMPANY, INC.,
                         AND ALMADEN/INGLENOOK PRODUCT LINES

                Notes to Fiscal Year Pro Forma Condensed Consolidated
               Statement

                                      of Income
                                (dollars in thousands)

                                     (Unaudited)

               (a) Historic Barton sales and cost of product sold reflect a reclassification of federal and state excise taxes and certain other items to conform to the Company's classification.

               (b) Reflects the adjusted depreciation expense related to the property, plant and equipment of Barton on the assumption that the Barton Acquisition had taken place on September 1, 1992. These assets have been restated at their estimated fair market values and depreciated using the Company's depreciation methods over the remaining useful lives of the assets. The decrease in depreciation expense of $1,063, as compared to that recorded by Barton, was allocated, as indicated, to cost of product sold and to selling, general and administrative expenses.

               (c) Reflects the adjusted amortization expense for intangible assets. These assets have been recorded at their estimated fair market value and amortized using the Company's amortization methods over their estimated useful lives. The decrease in amortization expense of $509 as compared to that recorded by Barton was allocated to agency license agreements, distribution relationships and trade names.

               (d) Reflects amortization of deferred financing costs of $79 over the term of the Credit Facility (72 months).

               (e) Reflects the accounting for expenses associated with certain assumed liabilities in connection with the Barton Acquisition.

               (f) Reflects an increase in interest expense of $2,385 relating to the debt incurred to finance the Barton Acquisition calculated at an assumed rate of 5% per annum.

               (g) Reflects the additional tax benefit calculated using a combined federal and state income tax rate of 38%.

          (h) Historic Vintners net sales, selling, general and administrative expenses and interest income reflect the reclassification of certain items to conform to the Company's classification.

          (i) Reflects the adjusted depreciation expense related to the acquired property, plant, and equipment of Vintners on the assumption that the Vintners Acquisition had taken place on September 1, 1992. These assets have been restated at their estimated fair market values and depreciated using the
               Company's depreciation methods over the remaining useful lives of the assets. The Company utilizes a convention whereby one-half of the annual depreciation is recorded in the year of acquisition and one-half in the year of disposition. The decrease in depreciation expense of $6,160 as compared to that recorded by Vintners was allocated, as indicated, to cost of product sold and selling, general and administrative expenses.

          (j) Reflects increased lease expense related to the Hammondsport lease on the assumption that the lease was entered into on September 1, 1992.

          (k) Reflects the elimination of Vintners' interest expense of $22,700 and amortization of debt financing costs of $139 and reflects an increase in interest expense of $14,759 relating to the debt incurred to finance the Vintners Acquisition. Interest expense was calculated using an assumed interest rate which started at 9.25% per annum and increased over the 12 month period to 11.75% per annum for the subordinated bank loan and an assumed interest rate of 5% per annum for the revolving loans.

          (l) Reflects amortization of intangible assets of $61 over 40 years using the straight-line method.

          (m) Reflects amortization of deferred financing costs of $90 over the term of the subordinated bank loan (120 months) using the effective interest method.

          (n) Reflects the elimination of compensation and benefits attributable to the net reduction of certain management and sales personnel in connection with the Vintners Acquisition.

          (o) Reflects the elimination of interest expense of $4,189 and amortization expense and transaction costs of $68 related to the Company's convertible debentures based upon an assumed conversion on September 1, 1992.

          (p)  Reflects  the issuance  of $130,000  of Notes issued  by the
               Company in the Notes Offering and the application of the estimated net proceeds therefrom, together with additional revolving loans under the credit facility, to repay the subordinated bank loan. Also, reflects the elimination of interest expense of $13,813 on the subordinated bank loan, the addition of interest expense of $11,375 on the Notes Offering utilizing an interest rate of 8.75% per annum, the addition of interest expense of $206 on the additional revolving loans utilizing an assumed interest rate of 5% per annum, the amortization of direct financing costs of $411 related to the Notes Offering, the write-off of $142 of unamortized deferred financing costs and the reversal of the current year amortization of $14 related to the subordinated bank loan.

          (q) Reflects the additional tax expense assuming that the pro forma income before taxes is reduced by Vintners historical net loss using a combined federal and state income tax rate of 38%.

          (r) Historic Almaden/Inglenook Product Lines' net sales, costs of product sold, selling, general and administrative expenses and other reflect the reclassification of certain items to conform to the Company's classification.

          (s) Reflects the adjusted depreciation expense related to the acquired property, plant and equipment of the Almaden/Inglenook Product Lines on the assumption that the Almaden/Inglenook Acquisition had taken place on September 1, 1992. These assets have been restated at their estimated fair market values and depreciated using the Company's depreciation methods over the remaining useful lives of the assets. The Company utilizes a convention whereby one-half of the annual depreciation is recorded in the year of acquisition and one-half in the year of disposition. The decrease in depreciation expense of $3,248 as compared to that recorded on a historical basis, was allocated, as indicated, to cost of product sold and selling, general and administrative expenses.

          (t) Reflects the elimination of historical interest expense of $4,742 and reflects an increase in interest expense of $7,070 relating to the debt incurred to finance the Almaden/Inglenook Acquisition and to reflect the Company's interest cost to finance the annual grape harvest. Interest expense was calculated using an assumed interest rate of 4.5% per annum for the term and revolving loans.

          (u) Reflects the adjusted amortization expense for intangible assets. These assets have been recorded at their estimated fair market value and amortized using the Company's amortization methods over their estimated useful lives. The decrease in amortization expense of $55 as compared to that recorded on a historical basis was allocated to goodwill and trade names.

          (v) Reflects amortization of deferred financing costs of $600 over the term of the bank loan (72 months) using the effective interest method.

          (w) Reflects the elimination of compensation and benefits attributable to the net reduction of certain management and sales personnel in connection with the Almaden/Inglenook Acquisition.

          (x) Reflects the elimination of post retirement benefit expense of $433 as the liability to existing retirees was not assumed by the Company and no post retirement benefits will be offered to the new Almaden/Inglenook Product Lines' employees hired by the Company at the date of the Almaden/Inglenook Acquisition.

          (y)  Reflects the elimination  of $465 of repair  and maintenance
               expense to conform to the   Company's capitalization policy.

          (z) Reflects the additional tax expense calculated using a combined federal and state income tax rate of 38%.

          (aa) Reflects the historical weighted average shares outstanding adjusted for the assumed conversion of the Company's convertible debentures and the assumed exercise of an option to purchase 500,000 shares and 600,000 shares of the
               Company's Class A Common Stock in connection with the Vintners Acquisition and the Almaden/Inglenook Acquisition, respectively. For purposes of calculating primary net income per share, the effects of the exercise of the Vintners and the Almaden/Inglenook Product Line options determined under the treasury stock method was antidilutive. For purposes of calculating fully diluted earnings per share, the effects of the exercise of the Vintners option determined under the treasury stock method increased the weighted average shares by 89,888, and the effects of exercise of the Almaden/Inglenook Product Lines options determined under the treasury stock method was antidilutive.

                   CANANDAIGUA WINE COMPANY, INC., VINTNERS INTERNATIONAL COMPANY, INC.
                                  AND ALMADEN/INGLENOOK PRODUCT LINES

                  Nine Month Interim Pro Forma Condensed Consolidated Statement of Income
                                                (UNAUDITED)
                                     Historical                        Pro Forma Adjustments
                       ______________________________________           ___________________

                          Company     VintnersAlmaden/Inglenook
                          For the      For the  Product Lines    For the
                           Nine       Six Weeks For the Nine    Vintners       For the
                       Months Ended     Ended   Months Ended  Acquisition,  Almaden/Inglenook
                          May 31,    October 15,  June 30,   Conversion and  Product lines  Pro Forma
                           1994         1993        1994   the Notes Offering Acquisition Consolidated

                               (dollars in thousands, except per share data)
Income Statement Data:

Net Sales                $448,739      $17,263   $180,514                        $4,299   (k)$650,815
Cost of product sold      319,640       13,999    140,140           (700)(b)      2,310   (k)472,572
                                                                     125   (c)  (1,916)   (l)
                                                                                   (344)  (p)
                                                                                   (325)  (q)
                                                                                  (357)   (r)
                       __________    _________  _________        _______      _________   _________
Gross profit              129,099        3,264     40,374            575          4,931     178,243

Selling general and
administrative
expense                    87,109        4,742     29,473           (55)   (a)    2,569   (k)122,539
                                                                    (23)   (b)     (101)  (l)
                                                                       8   (e)      (41)  (n)
                                                                       9   (f)      450   (o)
                                                                   (467)   (g)   (1,251)  (p)
                                                                     (20)  (h)
                                                                     137   (i)
                        _________   ___________            ____________        ________     _______
_________
Operating income           41,990       (1,478)    10,901            986          3,305      55,704
Interest expense, net     (12,846)      (2,788)    (4,131)           (55)  (a)   (1,521)  (m)(19,269)
                                                                   1,077   (d)
                                                                     682   (h)
                                                                     313   (i)
                                                    (580)                           580   (k)
Other                  __________   ____________           ___________     ________       ________
__________
Income (loss) before
  provision for
  (benefit from)
  federal and state income
  taxes                    29,144       (4,266)     6,190          3,003          2,364      36,435

Provision for (benefit
  from) federal and state
  income taxes             11,094                   2,777           (480)  (j)      898   (s)14,289
                        _________  ___________  _________      _________       ________  __________
Net income                $18,050      $(4,266)    $3,413         $3,483         $1,466     $22,146
                        _________  ____________ __________     _________       ________  __________
Per Share Data:
Net income:
  Primary                      $1.16                                                             $1.36
  Fully diluted                $1.13                                                             $1.35

Weighted average shares
  outstanding
  Primary              15,590,328                                                    16,333,409 (t)
  Fully diluted        16,329,966                                                    16,352,878 (t)

                           CANANDAIGUA WINE COMPANY, INC.,
                        VINTNERS INTERNATIONAL COMPANY, INC.,
                         AND ALMADEN/INGLENOOK PRODUCT LINES
                   Notes to Nine Month Interim Pro Forma Condensed
                                (dollars in thousands)
                                     (Unaudited)

          (a)  Historic  Vintners   selling,  general   and  administrative
               expenses and interest income reflect the reclassification of certain items to conform to the Company's classification.

          (b) Reflects the adjusted depreciation expense related to the acquired property, plant, and equipment of Vintners on the assumption that the Vintners Acquisition had taken place on September 1, 1993. These assets have been restated at their estimated fair market values and depreciated using the
               Company's depreciation methods over the remaining useful lives of the assets. The Company utilizes a convention whereby one-half of the annual depreciation is recorded in the year of acquisition and one-half in the year of disposition. The decrease in depreciation expense of $723 as compared to that recorded by Vintners was allocated, as indicated, to cost of product sold and selling, general and administrative expenses.

          (c) Reflects increased lease expense related to the Hammondsport lease on the assumption that the lease was entered into on September 1, 1992.

          (d) Reflects the elimination of Vintners interest expense of $2,846 and amortization of debt financing costs of $14 and reflects an increase in interest expense of $1,783 relating to the debt incurred to finance the Vintners Acquisition. Interest expense was calculated using an assumed interest rate which started at 9.25% per annum and increased over the 9 month period to 11.25% per annum for the subordinated bank loan and an assumed interest rate of 5% per annum for the revolving loans.

          (e) Reflects amortization of intangible assets of $8 over 40 years using the straight-line method.

          (f) Reflects amortization of deferred financing costs of $9 over the term of the subordinated bank loan (120 months) using the effective interest method.

          (g) Reflects the elimination of compensation and benefits attributable to the net reduction of certain management and sales personnel in connection with the Vintners Acquisition.

          (h) Reflects the elimination of interest expense of $682 and amortization expense and transaction costs of $20 related to the Company's convertible debentures based upon an assumed conversion on September 1, 1993.

          (i) Reflects the issuance of $130,000 of notes issued by the Company in the Notes Offering and the application of the estimated net proceeds therefrom, together with additional revolving loans under the credit facility, to repay the subordinated bank loan. Also, reflects the elimination of interest expense of $1,803 on the subordinated bank loan, the addition of interest expense of $1,422 on the Notes utilizing an interest rate of 8.75% per annum, the addition of interest expense of $68 on the additional revolving loans utilizing an assumed interest rate of 5% per annum, and the amortization of direct financing costs of $137 related to the notes.

          (j) Reflects the additional tax expense assuming that the pro forma income before taxes is reduced by Vintners historical net loss using a combined federal and state income tax rate of 38%.

          (k) Historic Almaden/Inglenook Product Lines' net sales, costs of product sold and, selling, general and administrative expenses and other reflect the reclassification of certain
               items to   conform to the Company's classification.

          (l) Reflects the adjusted depreciation expense related to the acquired property, plant and equipment of the Almaden/Inglenook Product Lines on the assumption that the Almaden/Inglenook Acquisition had taken place on September 1, 1993. These assets have been restated at their estimated fair market values and depreciated using the Company's depreciation methods over the remaining useful lives of the assets. The Company utilizes a convention whereby one-half of the annual depreciation is recorded in the year of acquisition and one-half in the year of disposition. The decrease in depreciation expense of $2,017 as compared to that recorded on a historical basis, was allocated, as indicated, to cost of product sold and selling, general and administrative expense.

          (m) Reflects the elimination of historical interest expense of $4,131 and reflects an increase in interest expense of $5,652 relating to the debt incurred to finance the Almaden/Inglenook Acquisition and to reflect the Company's interest cost to finance the annual grape harvest. Interest expense was calculated using an assumed interest rate of 4.5% per annum for the term and revolving loans.

          (n) Reflects the adjusted amortization expense for intangible assets. These assets have been recorded at their estimated fair market value and amortized using the Company's amortization methods over their estimated useful lives. The decrease in amortization expense of $41 as compared to that recorded on a historical basis was allocated to goodwill and trade names.

          (o) Reflects amortization of deferred financing costs of $450 over the term of the bank loan (72 months) using the effective interest method.

          (p) Reflects the elimination of compensation and benefits attributable to the net reduction of certain management and sales personnel in connection with the Almaden/Inglenook Acquisition.

          (q) Reflects the elimination of post retirement benefit expense of $325 as the liability to existing retirees was not assumed by the Company and no post retirement benefits will be offered to the new Almaden and Inglenook Product Lines' employees hired by the Company at the date of the Almaden/Inglenook Acquisition.

          (r)  Reflects the elimination  of $357 of repair  and maintenance
               expense to conform to the   Company's capitalization policy.

          (s) Reflects the additional tax expense calculated using a combined federal and state income tax rate of 38%.

          (t) Reflects the historical weighted average shares outstanding adjusted for the assumed conversion of the Company's convertible debentures and the assumed exercise of an option to purchase 500,000 shares and 600,000 shares of the
               Company's Class A Common Stock in connection with the Vintners Acquisition and the Almaden/Inglenook Acquisition, respectively. For purposes of calculating primary net income per share, the effects of the exercise of the Vintners option determined under the treasury stock method increased the weighted average shares by 17,173 and the effect  of the  exercise  of the  Almaden/Inglenook  Product
               Lines options determined under the treasury stock method was antidilutive. For purposes of calculating fully diluted earnings per share, the effects of the exercise of the Vintners option determined under the treasury stock method increased the weighted average shares by 22,912, and the effects of exercise of the Almaden/Inglenook Product Lines options determined under the treasury stock method was antidilutive.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    CANANDAIGUA WINE COMPANY, INC.


Dated:  Sept. 7, 1994                   By:  /s/Richard Sands
                                            Richard Sands, President and
                                            Chief Executive Officer


                                 SUBSIDIARIES

                                    Batavia Wine Cellars, Inc.


Dated:  Sept. 7, 1994                        By:/s/Richard Sands
                                            Richard Sands, Vice President

                                    Bisceglia Brothers Wine Co.


Dated:  Sept. 7, 1994                        By: /s/Richard Sands
                                            Richard Sands, Vice
                                            President

                                    Canandaigua West, Inc.


Dated:  Sept. 7, 1994                        By:/s/Richard Sands
                                            Richard Sands, President

                                           California Products Company


Dated:  Sept. 7, 1994                        By: /s/Richard Sands
                                            Richard Sands, Vice
                                            President

                                      Guild Wineries & Distilleries,
                                     Inc.


Dated:  Sept. 7, 1994                        By: /s/Richard Sands
                                            Richard Sands, Chairman of
                                            the Board

                                    Tenner Brothers, Inc.


Dated:  Sept. 7, 1994                        By: /s/Richard Sands
                                            Richard Sands, Vice
                                            President


                                    Widmer's Wine Cellars, Inc.


Dated:  Sept. 7, 1994                        By:/s/Richard Sands
                                            Richard Sands, Vice
    					    President

                                    Barton Incorporated


Dated:  Sept. 7, 1994                     By: /s/Richard Sands
                                            Richard Sands, Vice
     					    President

                                    Barton Brands, Ltd.


Dated:  Sept. 7, 1994                     By:/s/Richard Sands
                                            Richard Sands, Vice
                                             President

                                    Barton Beers, Ltd.


Dated:  Sept. 7, 1994                       By:  /s/Richard Sands
                                           Richard Sands, Vice
                                        President

                                    Barton Brands of California, Inc.


Dated:  Sept. 7, 1994                        By:/s/Richard Sands
                                            Richard Sands, Vice
                                        President

                                    Barton Brands of Georgia, Inc.


Dated:  Sept. 7, 1994                    By:/s/    Richard Sands
                                        Richard Sands, Vice President

                                    Barton Distillers Import Corp.


Dated:  Sept. 7, 1994                        By: /s/Richard Sands
                                            Richard Sands, Vice
                                        President

                                    Barton Financial Corporation


Dated:  Sept. 7, 1994                     By:/s/Raymond E. Powers
                                            Raymond E. Powers, Vice President

                                    Stevens Point Beverage Co.


Dated:  Sept. 7, 1994                     By:/s/Richard Sands
                                            Richard Sands, Vice President

                                    Monarch Wine Company, Limited
                                    Partnership


Dated:  Sept. 7, 1994                     By:/s/Richard Sands
                                            Richard Sands, Vice
                                        President Barton
                                            Management, Inc., General
                                        Partner

                                    Barton Management, Inc.


Dated:  Sept. 7, 1994                        By:   /s/Richard Sands
                                            Richard Sands, Vice
                                            President

                              Vintners International Company, Inc.


Dated:  Sept. 7, 1994                        By:/s/Richard Sands
                                            Richard Sands, President

                                     INDEX TO EXHIBITS


          (1)  Underwriting agreement

               Not Applicable.

          (2)  Plan    of    acquisition,    reorganization,   arrangement,
               liquidation or succession

               (a) Asset Purchase Agreement between Heublein, Inc. and Canandaigua Wine Company, Inc. dated August 3, 1994 (including a list briefly identifying all contents of all omitted exhibits and schedules thereto *) is incorporated herein by reference to Exhibit 2(a) to the Registrant's Current Report on Form 8-K, dated August 5, 1994, of which this Amendment No. 1 on Form 8-K/A forms a part. The Registrant will furnish supplementally to the Commission upon request a copy of any omitted exhibit or shedule thereto.

               (b) Second Amendment and Restatement dated as of August 5, 1994 of Amendment and Restatement of Credit Agreement dated as of June 29, 1993 among the Registrant, its subsidiaries and certain banks for which The Chase Manhattan Bank (National Association) act as agent (including a list briefly identifying the contents of all omitted exhibits and schedules thereto *) is incorporated herein by reference to Exhibit 2(b) to the Registrant's Current Report on Form 8-K, dated August 5, 1994, of which this Amendment No. 1 on Form 8-K/A forms a part. The Registrant will furnish supplementally to the Commission upon request a copy of any omitted exhibit or shedule thereto.

               (c) Security Agreement dated as of August 5, 1994 among the Registrant, its Subsidiaries and certain banks for which The Chase Manhattan Bank (National Association) acts as agent (including a list briefly identifying the contents of all omitted exhibits and schedules thereto *) is incorporated herein by reference to Exhibit 2(b) to the Registrant's Current Report on Form 8-K, dated August 5, 1994, of which this Amendment No. 1 on Form 8-K/A forms a part. The Registrant will furnish supplementally to the Commission upon request a copy of any omitted exhibit or shedule thereto.

          (4)  Instruments  defining   the  rights  of   security  holders,
               including indentures

               Not Applicable.

          (16) Letter re change in certifying accountant

  Not Applicable.

          (17) Letter re director resignation

               Not Applicable.

          (20) Other documents or statements to security holders

               Not Applicable.

          (23) Consents of experts and counsel

               Consent of  KPMG  Peat Marwick  LLP  is attached  hereto  as
               Exhibit 23 at page ___ of this Report.

          (24) Power of attorney

               Not Applicable.

          (27) Financial Data Schedule

               Not Applicable.

          (99) Additional Exhibits

               None.

          * The Registrant will provide copies to security holders of any of the referenced omitted exhibits upon written request.